UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

BIG LOTS, INC.
(Name of Registrant as Specified in Its Charter)

MACELLUM OPPORTUNITY FUND LP

MACELLUM MANAGEMENT, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

ANCORA MERLIN INSTITUTIONAL LP

ANCORA MERLIN, LP

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA CATALYST SPV I LP

ANCORA CATALYST SPV I SPC LTD

ANCORA ADVISORS, LLC

FREDERICK DISANTO

THERESA R. BACKES

SUZANNE BISZANTZ

ANDREW C. CLARKE

LYNNE COTÉ

STEVEN S. FISHMAN

AARON GOLDSTEIN

JEREMY I. LIEBOWITZ

CYNTHIA S. MURRAY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Advisors GP, LLC and Ancora Advisors, LLC, together with the other participants named herein (collectively, the “Participants”), intend to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2020 annual meeting of shareholders of Big Lots, Inc., an Ohio corporation (the “Company”).

On March 6, 2020, the Participants issued the following press release and delivered a letter to shareholders of the Company, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference:

INVESTOR GROUP NOMINATES NINE HIGHLY QUALIFIED INDEPENDENT CANDIDATES FOR ELECTION TO THE BIG LOTS, INC. BOARD OF DIRECTORS

Issues Open Letter to Shareholders Detailing Concerns

Believes:

•	Prolonged Stock Price and Operating Underperformance Necessitates Board Change
•	Board Has Rejected A Credible Offer to Monetize $1 Billion of Suppressed Real Estate Assets
•	Board’s Poor Capital Allocation Has Caused Earnings to Deteriorate
•	Board Lacks Relevant Off-Price and Retail Skill Sets
•	Nominees Can Bring Much Needed Retail, Strategic and Turnaround Expertise to the Board to Maximize Shareholder Value

NEW YORK, March 6, 2020 /PRNewswire/ - Macellum Advisors GP, LLC (together with its affiliates, “Macellum”) and Ancora Advisors, LLC (together with its affiliates, “Ancora” and, together with Macellum, the “Investor Group”), who own in the aggregate approximately 11.0% of the outstanding shares of Big Lots, Inc. (the “Big Lots”)(NYSE:BIG), today issued an open letter to shareholders and announced that they have nominated nine highly qualified candidates for election to the Board of Directors of the Company (the “Board”) at Big Lot’s 2020 Annual Meeting of Shareholders: Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Jonathan Duskin, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray.

The Investor Group believes that Big Lots has the potential to be a best in class retailer, given that it operates in one of the most coveted segments of the retail industry, but believes the Company has been hampered by a Board that lacks relevant skill sets, has pursued a poor capital allocation strategy, and rejected credible offers to monetize Big Lot’s real estate assets. The Investor Group believes a refreshed Board can bring fresh perspectives and talent to explore strategies that can maximize and return shareholder value.

The Investor Group believes that using the proceeds from monetizing real estate to undertake a sizable share repurchase of the Company’s outstanding stock could earn over $6 per share for shareholders and give Big Lots a debt free balance sheet.  Further improvement in operating performance should result in earnings per share that are materially higher than $6.

The full text of the letter can be found in the following link:

https://mma.prnewswire.com/media/1120608/Open_Letter_to_Shareholders____BIG.pdf

About Macellum

Macellum Advisors GP, LLC, together with its affiliates (collectively, “Macellum”) have substantial experience investing in consumer and retail companies and assisting such companies in improving their long-term financial and stock price performance. Macellum’s historical investments include: Collective Brands, GIII Apparel Group, Hot Topic, Charming Shoppes and Warnaco, among other companies. Macellum prefers to constructively engage with management to improve its governance and performance for the benefit of all stockholders, as we did with Perry Ellis. However, when management is entrenched, Macellum has run successful proxy contests to effectuate meaningful change, including at The Children's Place Inc., Christopher & Banks Corporation, Citi Trends, Inc. and most recently at Bed Bath and Beyond Inc.

About Ancora Advisors

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns three separate and distinct SEC Registered Investment Advisers, Ancora Advisors, Inc., Ancora Family Wealth Advisors, LLC and Ancora Retirement Plan Advisors, Inc. and Inverness Securities LLC, a broker dealer. Ancora Advisors LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), pooled investments (hedge funds/investment limited partnerships), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”) and Ancora Advisors, LLC, a Delaware limited liability company (“Ancora Advisors”) together with the participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of nine highly qualified director nominees at the 2020 annual meeting of shareholders of Big Lots, Inc., an Ohio corporation (the “Company”).

MACELLUM GP AND ANCORA ADVISORS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are Macellum GP, Macellum Opportunity Fund LP, a Delaware limited partnership (“Macellum Opportunity”), Macellum Management, LP, a Delaware limited partnership (“Macellum Management”), Jonathan Duskin, Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Ancora Merlin Institutional LP, a Delaware limited partnership (“Ancora Merlin Institutional”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Catalyst SPV I LP, a Delaware limited partnership (“Ancora SPV I”), Ancora Catalyst SPV I SPC Ltd, a Cayman Islands segregated portfolio company (“Ancora SPV I Ltd”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), Frederick DiSanto, Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray.

As of the date of this press release, Macellum Opportunity directly beneficially owns 1,103,112 shares of common stock of the Company (“Common Stock”), including 250,000 shares underlying long call options and 1,000 shares held in record name. As the investment manager of Macellum Opportunity, Macellum Management may be deemed to beneficially own the 1,103,112 shares of Common Stock beneficially owned directly by Macellum Opportunity, including 250,000 shares underlying long call options. As the general partner of Macellum Opportunity and Macellum Management, Macellum GP may be deemed to beneficially own the 1,103,112 shares of Common Stock beneficially owned directly by Macellum Opportunity, including 250,000 shares underlying long call options. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 1,103,112 shares of Common Stock beneficially owned directly by Macellum Opportunity, including 250,000 shares underlying long call options. Ancora Catalyst Institutional directly beneficially owns 815,511 shares of Common Stock, including 177,600 shares underlying long call options and 1,000 shares held in record name, Ancora Catalyst directly beneficially owns 61,268 shares of Common Stock, including 12,800 shares underlying long call options, Ancora Merlin Institutional directly beneficially owns 924,914 shares of Common Stock, including 221,600 shares underlying long call options, Ancora Merlin directly beneficially owns 91,754 shares of Common Stock, including 22,000 shares underlying long call options, Ancora SPV 1 directly beneficially owns 712,156 shares of Common Stock, including 162,400 shares underlying long call options and Ancora SPV I Ltd directly beneficially owns 606,740 shares of Common Stock, including 153,600 shares underlying long call options. As the investment advisor to each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora SPV I and Ancora SPV I Ltd, Ancora Advisors may be deemed to beneficially own the 815,511 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 177,600 shares underlying long call options, 61,268 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 12,800 shares underlying long call options, 924,914 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 221,600 shares underlying long call options, 91,754 shares of Common Stock beneficially owned directly by Ancora Merlin, including 22,000 shares underlying long call options, 712,156 shares of Common Stock beneficially owned directly by Ancora SPV I, including 162,400 shares underlying long call options, and 606,740 shares of Common Stock beneficially owned directly by Ancora SPV I Ltd, including 153,600 shares underlying long call options. As the Chairman and Chief Executive Officer of Ancora Advisors, Mr. DiSanto may be deemed to beneficially own the 815,511 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 177,600 shares underlying long call options, 61,268 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 12,800 shares underlying long call options, 924,914 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 221,600 shares underlying long call options, 91,754 shares of Common Stock beneficially owned directly by Ancora Merlin, including 22,000 shares underlying long call options, 712,156 shares of Common Stock beneficially owned directly by Ancora SPV I, including 162,400 shares underlying long call options, and 606,740 shares of Common Stock beneficially owned directly by Ancora SPV I Ltd, including 153,600 shares underlying long call options. As of the date hereof, none of Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz or Cynthia S. Murray own beneficially or of record any securities of the Company.

Investor contact:

Jonathan Duskin

Macellum Management, LP

(212) 956-3008

Jduskin@macellumcap.com

John Ferguson

Saratoga Proxy Consulting LLC

(212) 257-1311

Info@saratogaproxy.com

Source:

Macellum Advisors GP, LLC and Ancora Advisors, LLC